Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL ANNOUNCES FOURTH QUARTER

AND FULL FISCAL YEAR 2014 RESULTS

ACTON, Mass. (April 3, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported fourth quarter fiscal 2014 revenue of $35.6 million and non-GAAP operating income of $0.9 million, or $0.02 per fully diluted share, from continuing operations, consistent with the Company’s preliminary results announced on Feb. 25, 2014. In comparison, fourth quarter fiscal 2013 revenue was $44.6 million and non-GAAP operating income was $9.5 million, or $0.28 per fully diluted share, from continuing operations. The Company posted a U.S. GAAP operating loss of $0.9 million, or $0.03 per basic share, for the fourth quarter of fiscal 2014 compared to a U.S. GAAP operating income for the fourth quarter of fiscal 2013 of $4.9 million, or $0.15 per fully diluted share. The Company’s U.S. GAAP fourth quarter fiscal 2014 results include charges of $1.8 million that are excluded from our non-GAAP results, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions, while the fourth quarter fiscal 2013 results include non-GAAP charges of $4.6 million consisting of stock-based compensation and amortization of intangible assets and earn-out costs from prior acquisitions.

For the full fiscal year ended January 31, 2014, the Company posted revenues of $146.3 million and non-GAAP operating income of $8.4 million, or $0.25 per fully diluted share, compared to revenues of $157.2 million and non-GAAP operating income of $15.9 million, or $0.48 per fully diluted share, in the same prior period. The Company posted a U.S. GAAP loss from operations for fiscal 2014 of $1.6 million, compared to a $5.3 million operating loss for the same prior period. Included in the full fiscal 2014 results are $10.1 million in non-GAAP charges related to stock-based compensation and amortization of intangible assets from prior acquisitions, professional fees from divestitures and litigation, severance and other restructuring charges, while the full fiscal 2013 results included $21.2 million of similar non-GAAP charges.

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SeaChange Q4 and Full Fiscal 2014 Results/Page 2

“Fiscal 2014 was a transitional year for SeaChange,” said Raghu Rau, CEO, SeaChange. “We established our next generation Adrenalin multi-screen television platform and Reference Design Kit-based Nucleus video gateway software as leaders in the market, while managing the decline of our legacy products. Over the course of fiscal 2014, we continued to make significant progress with our strategic growth initiatives as demonstrated by our expansion into telcos with multi-screen deployments by two new service providers in Europe, upgrades of our legacy video-on-demand and advertising customers to Adrenalin and Infusion, and further design wins for Nucleus. Our next generation products accounted for two-thirds of total product revenue in the fourth quarter.”

Rau continued, “We believe that fiscal 2015 will be the third and final year of our transition. During this time, we anticipate that declines in sales of our legacy products will offset the growth in our new products due to extended lead times in customer orders and acceptances. We expect these legacy declines to be most significant during the first quarter of fiscal 2015, which is our lowest quarter typically. As such, we continue to expect that revenue will likely grow only in the second half of fiscal 2015 and remain flat to down for the full year relative to fiscal 2014.”

Anthony Dias, CFO, SeaChange, said, “While revenues and operating margins in the first half of fiscal 2015 are expected to be lower than the corresponding period in fiscal 2014, we are targeting higher profitability for the full fiscal year, driven by the growth in our next generation products and the reduction in incremental costs related to the rollout of large development projects.”

SeaChange ended its fourth quarter fiscal 2014 with cash, cash equivalents and marketable securities of $128.1 million and no debt outstanding, compared to $126.4 million at the end of the third quarter of fiscal 2014. Toward the end of the fourth quarter, SeaChange implemented a 10b5-1 plan to execute on its $25 million stock buyback authorization.

SeaChange will host a conference call today at 5:00 p.m. to discuss its fourth quarter and full fiscal 2014 results, which will be accessible at 877-407-8037 (U.S.) and 201-689-8037 (international) and via webcast at www.schange.com/IR. The replay will be available by phone through April 17, 2014 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1357-9019, and on the investor relations section of the Company’s website at www.schange.com/IR.

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SeaChange Q4 and Full Fiscal 2014 Results/Page 3

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multi-screen, advertising and video gateway software offerings.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance and the repurchase of the Company’s shares, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

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SeaChange Q4 and Full Fiscal 2014 Results/Page 4

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 10, 2013. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31, 2014	January 31, 2013
Assets
Cash and cash equivalents	$115,734	$106,721
Marketable securities and restricted cash	12,369	14,157
Accounts and other receivables, net	35,714	40,157
Inventories, net	6,632	7,372
Prepaid expenses and other current assets	5,449	9,879
Assets held for sale	—	465
Property and equipment, net	18,530	18,399
Goodwill and intangible assets, net	58,005	62,617
Other assets	1,887	4,909

Total assets	$254,320	$264,676

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$19,179	$25,930
Deferred revenues	25,628	30,603
Other long term liabilities	936	904
Deferred tax liabilities and income taxes payable	4,136	5,038

Total liabilities	49,879	62,475

Total stockholders’ equity	204,441	202,201

Total liabilities and stockholders’ equity	$254,320	$264,676

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SeaChange Q4 and Full Fiscal 2014 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
Revenues:
Products	$9,940	$23,593	$54,749	$64,274
Services	25,676	20,982	91,570	92,914

Total revenues	35,616	44,575	146,319	157,188

Cost of revenues:
Products	3,031	3,810	10,526	17,397
Services	14,339	13,770	55,075	52,162
Amortization of intangible assets	322	881	1,269	2,429
Stock-based compensation expense	59	48	250	157
Inventory write-down	—	—	—	1,752

Total cost of revenues	17,751	18,509	67,120	73,897

Gross profit	17,865	26,066	79,199	83,291

Operating expenses:
Research and development	9,650	10,363	39,657	38,667
Selling and marketing	3,735	3,576	15,018	15,398
General and administrative	3,954	3,566	17,618	17,674
Amortization of intangible assets	849	1,075	3,361	3,966
Stock-based compensation expense	475	1,417	2,709	5,772
Earn-outs and change in fair value of earn-outs	—	768	(60)	2,435
Professional fees: acquisitions, divestitures, litigation, and strategic alternatives	90	174	1,614	1,619
Severance and other restructuring costs	(11)	188	911	3,106

Total operating expenses	18,742	21,127	80,828	88,637

(Loss) income from operations	(877)	4,939	(1,629)	(5,346)
Other income (expenses), net	368	6	(224)	(86)
Gain (loss) on sale of investment in affiliates	—	71	(363)	885

(Loss) income before income taxes and equity income in earnings of affiliates	(509)	5,016	(2,216)	(4,547)
Income tax provision (benefit)	839	(789)	55	(1,555)
Equity income in earnings of affiliates, net of tax	—	118	44	193

(Loss) income from continuing operations	(1,348)	5,923	(2,227)	(2,799)

Gain (loss) on sale of discontinued operations, net of tax	—	251	—	(14,073)
(Loss) income from discontinued operations, net of tax	(59)	362	(803)	(2,293)

Net (loss) income	$(1,407)	$6,536	$(3,030)	$(19,165)

Net (loss) income per share:
Basic (loss) income per share	$(0.04)	$0.20	$(0.09)	$(0.59)

Diluted (loss) income per share	$(0.04)	$0.20	$(0.09)	$(0.59)

Net (loss) income per share from continuing operations:
Basic (loss) income per share	$(0.04)	$0.18	$(0.07)	$(0.09)

Diluted (loss) income per share	$(0.04)	$0.18	$(0.07)	$(0.09)

Net income (loss) per share from discontinued operations:
Basic income (loss) per share	$0.00	$0.02	$(0.02)	$(0.50)

Diluted income (loss) per share	$0.00	$0.02	$(0.02)	$(0.50)

Weighted average common shares outstanding:
Basic	32,963	32,636	32,718	32,494

Diluted	32,963	33,451	32,718	32,494

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SeaChange Q4 and Full Fiscal 2014 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended January 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,030)	$(19,165)
Net loss from discontinued operations	803	16,366
Adjustments to reconcile net loss to net cash provided by (used in) operating activities from continuing operations:
Depreciation of property and equipment	4,389	4,671
Amortization of intangible assets	4,630	6,395
Impairment of long-lived asset	—	967
Loss (gain) on sale of investment in affiliates	363	(885)
Stock-based compensation expense	2,959	5,929
Change in contingent consideration related to acquisitions	(60)	2,435
Deferred income taxes	(684)	(132)
Other	495	79
Changes in operating assets and liabilities:
Accounts receivable	5,420	1,676
Unbilled receivables	(5,251)	4,637
Inventories	(234)	2,563
Prepaid expenses and other assets	6,724	(5,045)
Accounts payable	(873)	(236)
Accrued expenses	1,080	(347)
Customer deposits	(4,226)	1,777
Deferred revenues	(4,877)	(6,283)
Other	539	568

Net cash provided by (used in) operating activities from continuing operations	8,167	15,970
Net cash (used in) provided by operating activities from discontinued operations	(803)	1,387

Total cash provided by operating actvities	7,364	17,357

Cash flows from investing activities:
Purchases of property and equipment	(2,315)	(3,972)
Purchases of marketable securities	(11,479)	(15,642)
Proceeds from sale and maturity of marketable securities	12,237	14,214
Additional proceeds from sale of equity investment	1,128	885
Acquisition of businesses and payment of contingent consideration, net of cash acquired	(4,009)	(8,175)
Decrease in restricted cash	938	262
Other	20	190

Net cash used in investing activities from continuing operations	(3,480)	(12,238)
Net cash provided by investing activities from discontinued operations	4,000	25,232

Total cash provided by investing actvities	520	12,994

Cash flows from financing activities:
Repurchases of our common stock	—	(6,200)
Proceeds from issuance of common stock relating to stock option exercises	1,058	2,191

Total cash provided by (used in) financing activities	1,058	(4,009)

Effect of exchange rate changes on cash	71	(206)

Net increase in cash and cash equivalents	9,013	26,136

Cash and cash equivalents, beginning of period	106,721	80,585

Cash and cash equivalents, end of period	$115,734	$106,721

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SeaChange Q4 and Full Fiscal 2014 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating income or loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

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SeaChange Q4 and Full Fiscal 2014 Results/Page 8

Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. We also incurred charges for the hiring and appointment of the Chief Executive Officer.

The following table reconciles the Company’s GAAP loss from operations to the Company’s non-GAAP income from operations:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	January 31, 2014			January 31, 2013
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$9,940	$—	$9,940	$23,593	$—	$23,593
Services	25,676	—	25,676	20,982	—	20,982

Total revenues	35,616	—	35,616	44,575	—	44,575

Cost of revenues:
Products	3,031	—	3,031	3,810	—	3,810
Services	14,339	—	14,339	13,770	—	13,770
Amortization of intangible assets	322	(322)	—	881	(881)	—
Stock-based compensation	59	(59)	—	48	(48)	—

Total cost of revenues	17,751	(381)	17,370	18,509	(929)	17,580

Gross profit	17,865	381	18,246	26,066	929	26,995

Gross profit percentage	50.2%	1.1%	51.2%	58.5%	2.1%	60.6%

Operating expenses:
Research and development	9,650	—	9,650	10,363	—	10,363
Selling and marketing	3,735	—	3,735	3,576	—	3,576
General and administrative	3,954	—	3,954	3,566	—	3,566
Amortization of intangible assets	849	(849)	—	1,075	(1,075)	—
Stock-based compensation expense	475	(475)	—	1,417	(1,417)	—
Earn-outs and change in fair value of earn-outs	—	—	—	768	(768)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	90	(90)	—	174	(174)	—
Severance and other restructuring costs	(11)	11	—	188	(188)	—

Total operating expenses	18,742	(1,403)	17,339	21,127	(3,622)	17,505

(Loss) income from operations	$(877)	$1,784	$907	$4,939	$4,551	$9,490

(Loss) income from operations percentage	(2.5%)	4.9%	2.5%	11.1%	10.2%	21.3%

Weighted average common shares outstanding:
Basic	32,963	32,963	32,963	32,274	32,274	32,274

Diluted	32,963	33,746	33,746	32,922	32,922	32,922

Non-GAAP operating (loss) income per share:
Basic	$(0.03)	$0.06	$0.03	$0.15	$0.14	$0.29

Diluted	$(0.03)	$0.05	$0.02	$0.15	$0.13	$0.28

Adjusted EBITDA:

(Loss) income from operations			$(877)			$4,939

Depreciation expense			1,044			1,330
Amortization of intangible assets			1,171			1,956
Stock-based compensation expense			534			1,465
Earn-outs and changes in fair value			—			768
Professional fees: acquisitions, divestitures, etc.			90			174
Severance and other restructuring			(11)			188

Adjusted EBITDA			$1,951			$10,820

Adjusted EBITDA %			5.5%			24.3%

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SeaChange Q4 and Full Fiscal 2014 Results/Page 9

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Twelve Months Ended			Twelve Months Ended
	January 31, 2014			January 31, 2013
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$54,749	$—	$54,749	$64,274	$—	$64,274
Services	91,570	—	91,570	92,914	—	92,914

Total revenues	146,319	—	146,319	157,188	—	157,188

Cost of revenues:
Products	10,526	—	10,526	17,397	—	17,397
Services	55,075	—	55,075	52,162	—	52,162
Amortization of intangible assets	1,269	(1,269)	—	2,429	(2,429)	—
Stock-based compensation	250	(250)	—	157	(157)	—
Inventory write-down	—	—		1,752	(1,752)	—

Total cost of revenues	67,120	(1,519)	65,601	73,897	(4,338)	69,559

Gross profit	79,199	1,519	80,718	83,291	4,338	87,629

Gross profit percentage	54.1%	1.0%	55.2%	53.0%	2.8%	55.7%

Operating expenses:
Research and development	39,657	—	39,657	38,667	—	38,667
Selling and marketing	15,018	—	15,018	15,398	—	15,398
General and administrative	17,618	—	17,618	17,674	—	17,674
Amortization of intangible assets	3,361	(3,361)	—	3,966	(3,966)	—
Stock-based compensation expense	2,709	(2,709)	—	5,772	(5,772)	—
Earn-outs and change in fair value of earn-outs	(60)	60	—	2,435	(2,435)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	1,614	(1,614)	—	1,619	(1,619)	—
Severance and other restructuring costs	911	(911)	—	3,106	(3,106)	—

Total operating expenses	80,828	(8,535)	72,293	88,637	(16,898)	71,739

(Loss) income from operations	$(1,629)	$10,054	$8,425	$(5,346)	$21,236	$15,890

(Loss) income from operations percentage	(1.1%)	6.8%	5.8%	(3.4%)	13.5%	10.1%

Weighted average common shares outstanding:
Basic	32,718	32,718	32,718	32,494	32,494	32,494

Diluted	32,718	33,572	33,572	32,494	32,989	32,989

Non-GAAP operating (loss) income per share:
Basic	$(0.05)	$0.31	$0.26	$(0.16)	$0.65	$0.49

Diluted	$(0.05)	$0.30	$0.25	$(0.16)	$0.64	$0.48

Adjusted EBITDA:

Loss from operations			$(1,629)			$(5,346)

Depreciation expense			4,389			4,671
Amortization of intangible assets			4,630			6,395
Stock-based compensation expense			2,959			5,929
Earn-outs and changes in fair value			(60)			2,435
Professional fees: acquisitions, divestitures, etc.			1,614			1,619
Inventory write-down			—			1,752
Severance and other restructuring			911			3,106

Adjusted EBITDA			$12,814			$20,561

Adjusted EBITDA %			8.8%			13.1%

—end press release and tables—